EX-16.1

LETTER FROM DELOITTE AND TOUCHE LLP

EXHIBIT 16.1

Deloitte & Touche LLP
Suite 1600
Chase Tower
2200 Ross Avenue
Dallas, Texas 75201-6778
Tel: (214) 777-7000

[DELOITTE AND TOUCHE LOGO]

November 9, 2001

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments of Item 4 of Form 8-K of BancTec, Inc. dated November 5, 2001.

Yours truly,

DELOITTE & TOUCHE LLP